UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14051 Northwest 14th Street
Sunrise, Florida 33323
(Address of principal executive offices)

954-846-8000
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On November 6, 2003, the Audit Committee of the Board of Directors of Mayor’s Jewelers, Inc. (“Mayor’s”) dismissed Deloitte & Touche LLP (“Deloitte”) as its principal accountant. Mayor’s engaged KPMG LLP (“KPMG”) effective November 6, 2003. Mayor’s Board of Directors approved the recommendation by the Audit Committee to change accountants.

     In connection with the audits of Mayor’s financial statements for the fiscal years ended March 29, 2003 and February 2, 2002, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Deloitte’s satisfaction would have caused Deloitte to make reference in connection with its opinion to the subject matter of the disagreement. The audit report of Deloitte on the consolidated financial statements of Mayor’s and its subsidiaries as of and for the year ended March 29, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of Deloitte on the consolidated financial statements of Mayor’s and its subsidiaries as of and for the year ended February 2, 2002, contained an explanatory paragraph that the financial statements were prepared assuming Mayor’s continued as a going concern and a paragraph describing a change in accounting principles. During the fiscal years ended March 29, 2003 and February 2, 2002, and the subsequent interim period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the fiscal years ended March 29, 2003 and February 2, 2002, and the subsequent interim period prior to engaging KPMG, neither Mayor’s nor anyone on its behalf consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Mayor’s financial statements, and neither a written report nor oral advice was provided to Mayor’s by KPMG that was an important factor considered by Mayor’s in reaching a decision as to any accounting, auditing or financial reporting issue.

A letter from Deloitte is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.1	Letter from Deloitte & Touche LLP dated November 13, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Mayor’s has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC

By: /s/ John D. Ball

Name: John D. Ball Title: Senior Vice President and Chief Financial Officer

Dated: November 13, 2003

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INDEX TO EXHIBITS

Exhibit Description of Exhibit

16.1	Letter from Deloitte & Touche LLP dated November 13, 2003.

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